Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results

Also Announces Board of Director Changes

LIVERMORE, Calif. — February 7, 2012 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2011 that ended on December 31, 2011. Quarterly revenues were $30.2 million, down 42% from $52.1 million in the third quarter of fiscal 2011, and down 31% from $43.9 million in the fourth quarter of fiscal 2010.

For fiscal 2011, FormFactor posted revenue of $169.3 million, down 10% from $188.6 million in fiscal 2010.

On a GAAP basis, net loss for the fourth quarter of fiscal 2011 was $27.0 million or $(0.54) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2011 of $9.9 million or $(0.20) per fully-diluted share, and a net loss for the fourth quarter of fiscal 2010 of $20.4 million or $(0.40) per fully-diluted share. Net loss for fiscal 2011 was $66.0 million or $(1.31) per fully diluted share, compared to a net loss of $188.3 million or $(3.75) per fully-diluted share for fiscal 2010.

On a Non-GAAP basis, net loss for the fourth quarter of fiscal 2011 was $22.4 million, or $(0.45) per fully-diluted share, compared to a net loss for the third quarter of fiscal 2011 of $6.2 million or $(0.12) per fully-diluted share, and a net loss for the fourth quarter of fiscal 2010 of $14.9 million or $(0.29) per fully-diluted share. On a non-GAAP basis, net loss for fiscal 2011 was $53.5 million, or $(1.06) per fully-diluted share, compared to a net loss for fiscal 2010 of $98.4 million or $(1.96) per fully-diluted share.  A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage including stock repurchases for the fourth quarter was $19.3 million, compared to cash usage of $8.6 million for the third quarter of fiscal 2011 and cash usage of $24.2 million for the fourth quarter of fiscal 2010. Stock buyback for the fourth quarter was $7.5 million, compared to stock buyback of $5.5 million for the third quarter of fiscal 2011 and $0.6 million for the fourth quarter of fiscal 2010.

“During Q4 we faced deteriorating industry conditions in the DRAM industry as well as other parts of the PC supply chain, which resulted in significantly lower demand for our DRAM test products” said Tom St. Dennis, CEO of FormFactor. “Despite these challenges, we remain focused on continued improvement in operational performance as well as new product development for the SOC market.”

The Company also today announced that Jim Prestridge has made the decision to not run for re-election as a director of the Company at its 2012 Annual Meeting of Stockholders.

Carl Everett, Chairman of the Board of FormFactor, stated: “We regretfully accepted Jim’s decision to step down as a director after our upcoming Annual Meeting. On behalf of the whole board, we thank Jim for his invaluable service and contribution to the Company over the past ten years. We will miss his guidance and contribution and wish Jim all the best in all his future endeavors.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 09, 2012, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 13947545. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM, Flash memory and system on chip, or SoC, devices and certain other semiconductor devices; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products, including its SmartMatrix product for DRAM devices, and its ATRE wafer test technology; and the company’s ability to bring its manufacturing structure and operating expenses in line with revenues. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 25, 2010, as filed with the SEC, and subsequent SEC filings, including the company’s quarterly reports on Form 10-Q for the first, second and third quarters of its fiscal 2011. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31,	December 25,	December 31,	December 25,
	2011	2010	2011	2010

Revenues	$30,224	$43,912	$169,325	$188,565
Cost of revenues	35,199	40,593	148,367	190,837
Gross profit	(4,975)	3,319	20,958	(2,272)

Operating expenses:
Research and development	10,683	11,476	43,544	55,389
Selling, general and administrative	11,964	14,398	46,705	67,208
Restructuring charges, net	325	1,305	522	15,908
Impairment of long-lived assets	98	—	549	56,401
Total operating expenses	23,070	27,179	91,320	194,906
Operating loss	(28,045)	(23,860)	(70,362)	(197,178)

Interest income, net	276	426	1,404	2,546
Other income (expense), net	941	431	1,076	4,426
Loss before income taxes	(26,828)	(23,003)	(67,882)	(190,206)
Provision for (benefit from) income taxes	147	(2,592)	(1,901)	(1,920)

Net loss	$(26,975)	$(20,411)	$(65,981)	$(188,286)

Net loss per share:
Basic and Diluted	$(0.54)	$(0.40)	$(1.31)	$(3.75)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	49,967	50,573	50,521	50,246

Reconciliation of Non-GAAP Net Loss:

	Three Months Ended		Fiscal Year Ended
	December 31,	December 25,	December 31,	December 25,
	2011	2010	2011	2010

GAAP Net loss	$(26,975)	$(20,411)	$(65,981)	$(188,286)
Stock-based compensation, net of related income-tax impact *	4,188	4,242	13,849	17,613
Restructuring charges, net of related income-tax impact *	325	1,305	522	15,908
Income tax valuation allowance release	—	—	(2,450)	—
Impairment of long-lived assets, net of related income-tax impact *	98	—	549	56,401
Non-GAAP net loss	$(22,364)	$(14,864)	$(53,511)	$(98,364)

Non-GAAP net loss per share:
Basic and Diluted	$(0.45)	$(0.29)	$(1.06)	$(1.96)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,967	50,573	50,521	50,246

*  There was no related income tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2011 and fiscal 2010 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$139,049	$121,207
Marketable securities	157,642	226,028
Restricted cash	—	383
Accounts receivable, net	12,662	28,598
Inventories	18,092	25,003
Deferred tax assets	1,162	329
Prepaid expenses and other current assets	8,368	14,743
Total current assets	336,975	416,291
Restricted cash	317	297
Property and equipment, net	35,132	37,311
Deferred tax assets	5,954	5,445
Other assets	4,693	6,710
Total assets	$383,071	$466,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,731	$14,948
Accrued liabilities	13,966	24,045
Income taxes payable	100	1,894
Deferred revenue	4,798	4,637
Total current liabilities	28,595	45,524
Long-term income taxes payable	4,112	4,248
Deferred rent and other liabilities	3,712	5,081
Total liabilities	36,419	54,853
Stockholders’ equity:
Common stock and capital in excess of par value	652,074	651,315
Accumulated other comprehensive income	2,700	2,027
Accumulated deficit	(308,122)	(242,141)
Total stockholders’ equity	346,652	411,201
Total liabilities and stockholders’ equity	$383,071	$466,054